As filed with the Securities and Exchange Commission on February 23, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

K•SWISS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4265988
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

31248 Oak Crest Drive

Westlake Village, California 91361

(Address of Principal Executive Offices) (Zip Code)

K•SWISS INC. 1999 STOCK INCENTIVE PLAN

(Full Title of the Plan)

GEORGE POWLICK

Vice President-Finance, Chief Operating Officer,

Chief Financial Officer and Secretary

K•Swiss Inc.

31248 Oak Crest Drive

Westlake Village, California 91361

(Name and Address of Agent for Service)

(818) 706-5100

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

JONATHAN K. LAYNE

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Los Angeles, CA 90067

(310) 552-8500

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share.	1,000,000	$31.27	$31,270,000	$3,680.48

(1)	Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of determining the registration fee.

(3)	Calculated pursuant to Rule 457(c) and Rule 457(h) based upon the average of the high and low prices of the Class A Common Stock of K•Swiss Inc. as quoted on the Nasdaq National Market on February 17, 2005.

INTRODUCTION

This Registration Statement on Form S-8 is filed by K•Swiss Inc., a Delaware corporation (the “Company,” “Corporation” or “Registrant”), for the purpose of registering 1,000,000 additional shares of Class A Common Stock, par value $.01 per share (the “Common Stock”), of the same class as other securities for which registration statements on Form S-8 were filed with respect to the K•Swiss Inc. 1999 Stock Incentive Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, (i) the Registration Statement on Form S-8 (File No. 333-79641) filed on May 28, 1999 and (ii) the Registration Statement on Form S-8 (File No. 333-91864) filed on July 3, 2002, by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to Note to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(i) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004; and

(ii) The description of the Company’s Class A Common Stock contained in the Company’s Registration Statement on Form 8-A dated June 4, 1990, including any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Not applicable pursuant to General Instruction E to Form S-8.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1*	K•Swiss Inc. 1999 Stock Incentive Plan, as amended.

4.2	Restated Certificate of Incorporation of K•Swiss Inc. (incorporated by reference to exhibit 3.1 to the Registrant’s Form 10-Q for the quarter ended September 30, 2002).

4.3	Amended and Restated Bylaws of K•Swiss Inc. (incorporated by reference to exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 2004).

5.1*	Legal Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP, Independent Auditors.

24.1*	Power of Attorney (contained on signature page hereto).

*	Filed herewith.

Item 9.	Undertakings.

Not applicable pursuant to General Instruction E to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there-unto duly authorized, in the City of Westlake Village, State of California, on this 23rd day of February, 2005.

K•Swiss Inc.

By:	/s/ George Powlick
Vice President-Finance, Chief Operating Officer, Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven Nichols and George Powlick, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Nichols Steven Nichols	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	February 23, 2005

/s/ George Powlick George Powlick	Vice President-Finance, Chief Operating Officer, Chief Financial Officer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	February 23, 2005

/s/ Lawrence Feldman Lawrence Feldman	Director	February 23, 2005

/s/ Stephen Fine Stephen Fine	Director	February 23, 2005

/s/ David Lewin David Lewin	Director	February 23, 2005

/s/ Mark Louie Mark Louie	Director	February 23, 2005

/s/ Martyn Wilford Martyn Wilford	Director	February 23, 2005

INDEX TO EXHIBITS

Exhibit No.	Description	Page No.

4.1	K•Swiss Inc. 1999 Stock Incentive Plan, as amended and restated through October 26, 2002.	6

5.1	Legal Opinion of Gibson, Dunn & Crutcher LLP.	13

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).	13

23.2	Consent of Grant Thornton LLP, Independent Auditors.	14

24.1	Power of Attorney (contained on signature page hereto).	4

5